SUBITEM 77E
LEGAL PROCEEDINGS
Since October
2003 Federated
and related entities
 collectively
Federated and
various Federated
funds Funds have
been named as
defendants in several
class
action lawsuits
now pending in the
United States District
 Court for the District
of Maryland The lawsuits
were purportedly filed
on behalf of people
who purchased
owned and/or redeemed
shares of
Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that
Federated engaged
in illegal and improper
trading practices
including market
timing and late
trading in concert
with certain institutional
traders which allegedly
 caused
financial injury to the
 mutual
fund shareholders These
lawsuits
began to be filed shortly
after Federateds first
public
announcement that it had
received requests for
information on shareholder
trading activities in the
Funds from the SEC the Office
of the New York State Attorney
General NYAG and other
authorities In that
regard on November 28 2005
Federated announced that it
had
reached final settlements
 with
the SEC and the NYAG with
respect to those matters
Specifically the
SEC and NYAG settled
proceedings against
three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings that
Federated Investment
Management Company FIMC
an SECregistered investment
adviser to various Funds and
Federated Securities Corp an
SECregistered broker
dealer and distributor for
the Funds violated provisions
of the Investment Advisers
Act
and Investment Company Act
by
approving but not
disclosing three
market timing
arrangements or the
associated conflict
of interest between
FIMC and the funds
involved in the
arrangements either
to other fund shareholders
or to the funds board
and that Federated
Shareholder Services
Company formerly an
SECregistered transfer
agent failed to prevent
a customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company
Act The NYAG found that
such conduct violated
provisions of New York

State law Federated entered
into the
settlements without
admitting or denying the
regulators findings As
Federated previously reported
in 2004 it has already paid
approximately 80 million to
certain funds
as determined by an
independent
 consultant As part of
 these settlements Federated
agreed to pay disgorgement
and a civil money penalty
in the aggregate amount of
an additional 72 million
and among other things
agreed that it would not
serve as investment
adviser to any registered
investment company unless
i at least 75
of the funds directors are
 independent of Federated
ii the chairman of each
such fund is independent
of Federated iii no action
may be taken by the funds
board
or any committee thereof
unless approved by a
majority of the independent
trustees of the fund or
committee respectively
and iv the fund appoints
a senior officer
who reports to the
independent trustees and
is responsible for
monitoring compliance
by
the fund with applicable
laws and fiduciary duties
and for managing the process
by which management fees
charged to a fund are
approved The settlements
are described in Federateds
announcement which along
with previous press releases
and
related communications
on those matters is
available in the About
Us section of Federateds
website at FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
several additional
lawsuits the majority
of which are now pending
in the United States District
Court for the Western
District of Pennsylvania
 alleging among other
 things excessive
advisory and Rule 12b1
 fees
The Board of the Funds
has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds
 in these lawsuits
Federated and the Funds
and their respective
counsel are reviewing
the allegations and
intend to defend this
litigation Additional
lawsuits based upon similar
allegations may be filed
in the future The potential
impact of these lawsuits
all of which seek
unquantified damages
 attorneys fees and
expenses and future
potential similar
suits is uncertain
Although we do not
believe that these
lawsuits will have a
material adverse effect
on the Funds there can
be no assurance that these
 suits ongoing adverse
publicity and/or other
developments resulting
 from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for
the Funds